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                                                                      Exhibit 22

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders
Federated Department Stores, Inc.:


We consent to the incorporation by reference in the registration statements (Nos. 333-44373, 333-77089, 333-22737 and 333-88242) on Form S-8 and the
registration statement (No. 333-69682) on Form S-3 of Federated Department Stores, Inc. of our report dated February 26, 2002, relating to the consolidated balance sheets of Federated Department Stores, Inc. and subsidiaries as of February 2, 2002 and February 3, 2001 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the fifty-two week period ended February 2, 2002, the fifty-three week period ended February 3, 2001, and the fifty-two week period ended January 29, 2000, which report appears in the February 2, 2002 annual report on Form 10-K/A of Federated Department Stores, Inc.




                                                               KPMG LLP





Cincinnati, Ohio
November 15, 2002